LAURUS MASTER FUND, LTD.
                       c/o Laurus Capital Management, LLC
                                825 Third Avenue
                            New York, New York 10022

                                 August 17, 2006

VIA TELECOPY AND FEDERAL EXPRESS (Next Day Delivery)

To the Parties on Attached
Schedule A

            Re:  Default Notice

Ladies and Gentlemen:

      Reference is made to (a) the Security and Purchase Agreement dated as of November 9, 2004 (as amended, restated, modified and/or supplemented from time to time, the "Security Agreement") among Thomas Equipment, Inc. (f/k/a Maxim Mortgage Corporation)("Thomas Equipment"), Thomas Ventures, Inc. ("Thomas Ventures")(Thomas Equipment and Thomas Ventures, each a "Company" and collectively, "Companies") and Laurus Master Fund, Ltd. ("Laurus") and (b) the Ancillary Agreements (as defined in the Security Agreement)(the Security Agreement and the Ancillary Agreements, each a "Document" and collectively, the "Documents"). Capitalized terms not otherwise defined herein shall have the meanings set forth in the Security Agreement.

      Although Laurus is not required under the terms of the Documents to provide any Company, any guarantor or any other Person notice of the occurrence of the same, be advised that various Events of Default have occurred and are continuing under the Documents (collectively, the "Existing Events of Default") including, without limitation, the Events of Default that have occurred as a result of the inability of Thomas Canada to pay its debts as they become due and the cessation of operations of Thomas Canada's present business. The occurrence and continuance of the Existing Events of Default entitles Laurus to exercise its rights and remedies under the Documents and applicable law including, without limitation, (i) the right to declare all Obligations due and payable and
(ii) the right to enforce and exercise any and all of its rights, remedies, liens and security interests under the Documents. Laurus' voluntary forbearance, if any, from exercising any of its rights or remedies is not intended (and should not be construed) as a waiver of the Existing Events of Default or Laurus' rights and remedies with respect thereto, all of which are reserved and preserved by Laurus. Any waiver of any Existing Events of Default shall only be effective if set forth in a written instrument executed and delivered in accordance with the terms of the Security Agreement.


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


      Nothing contained herein shall (a) limit in any manner whatsoever each Company's, each guarantor's and each other Person's obligation to comply with, and Laurus' right to insist on such Company's, such guarantor's and such other Person's compliance with, each and every term of the Documents, or (b) constitute a waiver of any Event of Default or any right or remedy available to Laurus, or of any Company's, any guarantor's or any other Person's obligation to pay and perform all of its obligations, in each case whether arising under the Documents, applicable law and/or in equity, all of which rights and remedies howsoever arising are hereby expressly reserved, are not waived and may be exercised by Laurus at any time.

                              Very truly yours,

                              LAURUS MASTER FUND, LTD.

                              By: /s/ David Grin
                                 ----------------------------
                              Name: David Grin
                                    -------------------------
                              Title: Director
                                    -------------------------


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Schedule A

Thomas Equipment, Inc.
Pneutech Inc.
Hydramen Fluid Power Limited
1818 North Farwell Avenue
Milwaukee, Wisconsin 53202
Attention: David Marks
(telecopy: 312-873-3739)

Thomas Equipment 2004 Inc.
29 Hawkins road
Centreville, NB E7K 3G4 Canada
Attention: David Marks
(telecopy: 506-276-4308)

Thomas Equipment Asia Inc.
Samsung Industries Co. Ltd.
464-34, Mae-Ri, Sangdong-Myun
Kimhae City, Kyungsangnamdo, Korea
Attention: Jin Sik No
(telecopy: 055-339-2611)

Sichenzia Ross Friedman Ference LLP
1065 Avenue of the Americas
New York, New York 10018
Attention: Thomas A. Rose, Esq.
(telecopy: 212-930-9725)

Lamarre Perron Lambert Vincent, g.p.
101 Roland-Therrien
Suite 480
Longueuil, Quebec J4H 4B9
Attention: Jacques Vincent
(telecopy: 450-674-0503)

Her Majesty the Queen in Right
of the Province of New Brunswick
670 King Street
Fredericton, New Brunswick, Canada
E3B 5H1
Attention: Minister of Business, New Brunswick


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McCain Foods Limited
McBan Equipment Ltd.
(as successor in interest of 016133 N.B. Ltd., f/k/a Thomas Equipment Ltd.)
BCE Place, 181 Bay Street, Suite 3600
Toronto, Ontario, Canada
M5J 2T3
Attention: Mr. Harold Durost/Mr. Terrance Bird
(telecopy: 416-955-1756)

Crivello Group, LLC
Frank Crivello
David Marks
Clifford Rhee
Kenneth Shirley
James E. Patty
c/o Thomas Equipment, Inc.
1818 North Farwell Avenue
Milwaukee, Wisconsin 53202
Attention: David Marks
(telecopy: 312-873-3739)


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